UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2014, the Board of Directors of National Rural Utilities Cooperative Finance Corporation (“CFC”) elected Joel Cunningham, age 60, as President. Mr. Cunningham will serve as the President until the organizational meeting of the Board of Directors held during or following the next succeeding annual meeting of the members, or until a successor has been duly elected and qualified. Mr. Cunningham has been a director of Twin County Electric Power Association in Hollandale, Mississippi since 2004. He is a partner of Cunningham CPAs, PLLC and has been a self-employed certified public accountant since 1981. Mr. Cunningham is a member of the Mississippi Society of Certified Public Accountants and the American Institute of Certified Public Accountants. He also holds the Credentialed Cooperative Director Certificate issued by the National Rural Electric Cooperative Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ J. Andrew Don
      J. Andrew Don
     Senior Vice President and Chief Financial Officer

Dated: March 5, 2014